CynergisTek Reports Fourth Quarter and Full Year 2021 Financial Results

Austin, Texas – (March 24, 2022) – CynergisTek, Inc. (NYSE AMERICAN: CTEK) (the “Company” or “CynergisTek”), a leader in cybersecurity, privacy, and compliance, today announced financial results for the three and twelve months ended December 31, 2021.

Q4 and Full Year 2021 Operational Highlights

•16% sequential revenue growth and 4% improvement to gross margins from Q3 to Q4 2021.

•23% increase in bookings in the second half of the year when compared to the first.

•15% increase of presold revenue to $20.0 million from Q1 to Q4 2021.

•43 new customers added during the year.

“Our focus in the second half of the year was on sales and operational improvements that would drive growth,” said Mac McMillan, President and CEO of CynergisTek. “Our strong renewal rate and bookings growth in the second half of the year added to our presold revenue, leading to a strong finish. The company’s second half was stronger, but we fell short of our overall goal. As we look ahead, we now have a clear strategy focused on organic growth, strategic partnerships, and M&A.”

For the Year End December 31, 2021, as Compared to the Year End December 31, 2020

Revenue was $16.3 million for the year ended December 31, 2021, as compared to $18.9 million for the same period in 2020. Managed Services revenue decreased by $2.3 million due primarily to the impact of the COVID-19 pandemic on our healthcare customers, resulting in delayed renewals, reduced bookings, and new customer contracts. Consulting and professional services revenue decreased by $0.3 million, primarily due to the completion of two customer contracts in the first half of 2020, combined with lower revenues from our Backbone business unit and delays and reductions in delivery of previously sold professional services due to the COVID-19 pandemic.

While the COVID-19 pandemic has negatively impacted our bookings and revenue in the current periods, it has also led to new services and additional opportunities. In the fourth quarter of 2021, we saw an increase in bookings, partially as a result of our investments in sales and marketing, increased demand for our services, and the size of our target contracts.

Gross margin was 46% of revenue for the year ended December 31, 2021, and 33% for the same period in 2020. Excluding the $1.5 million benefit from the employee retention tax credit in 2021, gross margin was improved by 37% as a result of targeted expense reductions.

SG&A expenses increased for the year ended December 31, 2021, to $12.6 million, as compared to the same period in 2020. Excluding the costs related to the departure of our former CEO of $0.6 million, SG&A expenses increased as we reinstated benefits terminated during the height of the pandemic, such as higher compensation related to additional headcount and other sales and marketing-related costs as we began executing on our growth initiatives. These increases were offset by the benefit of $0.6 million in employee retention tax credits provided under the CARES Act.

GAAP net loss for the year ended December 31, 2021, was $2.2 million, or $(0.18) per basic and diluted share, as compared to a net loss of $18.5 million, or $(1.75) per basic and diluted share, for the same period of 2020.

Non-GAAP adjusted EBITDA loss was $3.2 million, or $(0.26) per basic and diluted share, for the year ended December 31, 2021, compared to a loss of $3.8 million, or $(0.36) per basic and diluted share, last year. The reconciliation of GAAP to non-GAAP information can be found in the table at the end of this release, which provides the details of CynergisTek’s non-GAAP disclosures and the reconciliation of non-GAAP information.

Use of Non-GAAP Measures

CynergisTek, Inc. (“CynergisTek” or the “Company”) prepares its consolidated financial statements in accordance with generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly-used “EBITDA.” In addition to adjusting net income (loss) to exclude income taxes, interest, depreciation, and amortization, Adjusted EBITDA also excludes share-based compensation, impairment charges, fair value adjustments, severance, and other cash and non-cash charges and gains.

Adjusted EBITDA is not a measure of performance as defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers, and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Adjusted EBITDA should not be considered as an alternative to loss-from-continuing-operations or net-cash-used-in-operating-activities as measures of operating results or liquidity. The Company’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are (i) it does not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) Adjusted EBITDA does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) it does not reflect the impact of earnings or charges resulting from matters the Company considers not to be indicative of its ongoing operations, and (vii) other companies in the same industry may calculate this measure differently than the Company does, limiting its usefulness as a comparative measure.

Management believes Adjusted EBITDA facilitates operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). Management also presents Adjusted EBITDA because (i) management believes this measure is frequently used by securities analysts, investors and other interested parties to evaluate companies in the same industry, (ii) management believes investors will find this measure useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses Adjusted EBITDA internally as a benchmark to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Conference Call Information

Date: Thursday, March 24, 2022
Time: 4:30 pm ET / 1:30 pm PT
U.S.: 1-888-256-1007
International: 1-786-789-4783
Conference ID: 1507111

Webcast: https://themediaframe.com/mediaframe/webcast.html?webcastid=E6g5IJjw

A replay of the call will be available from 7:30 PM ET on March 24, 2022, to 11:59 PM ET on March 31, 2022. To access the replay, please dial 1-844-512-2921 from the U.S. and 1-412-317-6671 from outside the U.S. The PIN is 1507111.

About CynergisTek, Inc.

CynergisTek is a top-ranked cybersecurity consulting firm helping organizations in highly-regulated industries, including those in healthcare, government, and finance navigate emerging security and privacy issues. CynergisTek combines intelligence, expertise, and a distinct methodology to validate a company's security posture and ensure the team is rehearsed, prepared, and resilient against threats. Since 2004, CynergisTek has been dedicated to hiring and retaining experts who bring real-life experience and hold advanced certifications to support and educate the industry by contributing to relevant industry associations. For more information, visit www.cynergistek.com or follow us on Twitter or Linkedin.

Cautionary Note Regarding Forward Looking Statements

This release contains certain forward-looking statements relating to the business of CynergisTek.  These forward-looking statements are within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “would,” “could,” “intends,” “may,” “will,” or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to product/services development; long and uncertain sales cycles; the ability to obtain or maintain proprietary intellectual property protection; future capital requirements; competition from other providers; the ability of the Company’s vendors to continue supplying the Company with supplies and services at comparable terms and prices; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; potential risks and uncertainties relating to the existing and ultimate impact of the COVID-19 pandemic, including actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, and the potential negative impacts of COVID-19 on the global economy and financial markets; the general economic impact of the ongoing war in Ukraine, including the impact of related sanctions being imposed by the U.S. Government and the governments of other countries, and the impact of potential reprisals as a consequence of the war in Ukraine and any related sanctions; and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected.   Certain of these risks and uncertainties are or will be described in greater detail in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which are available at http://www.sec.gov.  Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, including its impact on the healthcare industry, or the ongoing war in Ukraine. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. CynergisTek is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Bryan Flynn
(512) 402-8550 x7
InvestorRelations@cynergistek.com

Media Contact:

Trinity McPherson
(443) 853-8468
trinity.mcpherson@cynergistek.com

CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$3,575,682	$5,613,654
Accounts receivable, net of allowance for doubtful accounts	2,007,136	2,063,136
Unbilled services	542,952	566,713
Prepaid and other current assets	1,840,178	2,032,420
Income taxes receivable	1,484,851	1,680,866
Total current assets	9,450,799	11,956,789

Property and equipment, net	243,791	541,525
Deposits	34,310	64,586
Deferred income taxes	6,060,129	4,959,125
Intangible assets, net	4,701,491	6,063,617
Goodwill	8,394,483	8,394,483
Total assets	$28,885,003	$31,980,125
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,453,454	$1,326,919
Accrued compensation and benefits	1,189,472	814,830
Deferred revenue	1,663,719	1,265,864
Current portion of earnout liability	432,000	-
Current portion of promissory note to related party	140,625	562,500
Current portion of operating lease liability	45,233	252,398
Total current liabilities	4,924,503	4,222,511

Long-term liabilities:
Earnout liability, less current portion	-	1,300,000
Promissory note to related party, less current portion	-	140,625
Paycheck Protection Program loan	-	2,825,500
Operating lease liability, less current portion	-	40,031
Total long-term liabilities	-	4,306,156
Commitments and contingencies
Stockholders’ equity:
Common stock, par value at $0.001, 33,333,333 shares authorized, 13,248,024 shares issued and outstanding at December 31, 2021 and 12,024,967 shares issued and outstanding at December 31, 2020	13,248	12,024
Additional paid-in capital	41,318,917	38,564,520
Accumulated deficit	(17,371,665)	(15,125,086)
Total stockholders’ equity	23,960,500	23,451,458
Total liabilities and stockholders’ equity	$28,885,003	$31,980,125

CYNERGISTEK, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Year Ended December 31,
	2021	2020
Net revenues	$16,301,905	$18,872,235
Cost of revenues	8,807,429	12,624,389
Gross profit	7,494,476	6,247,846
Operating expenses:
Sales and marketing expenses	4,866,881	5,567,360
General and administrative expenses	7,796,136	6,512,607
Change in valuation of contingent earnout	(606,923)	(1,100,000)
Depreciation	194,081	189,638
Amortization of acquisition-related intangibles	1,362,126	1,664,765
Impairment of intangible assets and goodwill	-	16,446,500
Finance cost for equity commitment	-	390,000
Total operating expenses	13,612,301	29,670,870
Loss from operations	(6,117,825)	(23,423,024)
Other income (expense):
Gain on forgiveness of PPP loan and other income and expense	2,825,500	11
Interest income	-	9,990
Interest expense	(34,259)	(100,714)
Total other income (expense)	2,791,241	(90,713)

Loss before income tax benefit	(3,326,584)	(23,513,737)
Income tax benefit	1,080,005	5,045,249
Net loss	$(2,246,579)	$(18,468,488)

Net loss per share
Basic	$(0.18)	$(1.75)
Diluted	$(0.18)	$(1.75)

Number of weighted average shares outstanding:
Basic	12,362,078	10,573,123
Diluted	12,362,078	10,573,123

CYNERGISTEK, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO NON-GAAP ADJUSTED EBITDA (UNAUDITED)

	Twelve Months Ended December 31,
	2021	2020
GAAP loss from continuing operations	$(6,117,825)	$(23,423,024)
Adjustments:
Depreciation	194,081	189,638
Amortization of acquisition-related intangibles	1,362,126	1,664,765
Impairment of intangible assets		16,446,500
Adjustment in contingent consideration from acquisition	(606,923)	(1,100,000)
Finance cost from equity commitment		390,000
Non-recurring severance, restructuring and legal costs	587,000	472,000
Stock-based compensation	1,403,794	1,510,931
Non-GAAP adjusted EBITDA	$(3,177,747)	$(3,849,190)

Non-GAAP adjusted EBITDA per share
Basic	$(0.26)	$(0.36)
Diluted	$(0.26)	$(0.36)